Exhibit 99.1

PART III - NARRATIVE

State below in reasonable detail the reasons why Form 10-K, 20-F, 11-K, 10-Q, N-SAR, N-CSR, or the transition report or portion thereof could not be filed within the prescribed period. (Attach extra sheets if needed.)

As previously announced on January 6, 2006 and as disclosed in an Item 4.02 Form 8-K filed with the Securities and Exchange Commission on January 6, 2006, as amended on February 16, 2006, The Mills Corporation and The Mills Limited Partnership have determined that their previously filed audited financial statements for the periods 2000-2004 and quarterly unaudited financial statements for the first three quarters of 2005 must be restated to correct accounting errors related to certain investments by a wholly-owned taxable REIT subsidiary, Mills Enterprises, Inc. (“MEI”) and changes in the accrual of compensation expense related to The Mills Corporation Long-Term Incentive Plan (“LTIP”), and should no longer be relied upon.

The registrants file joint Annual Reports on Form 10-K. The registrants previously reported in a Form 8-K filed with the Securities and Exchange Commission on February 24, 2006 that they did not expect to be able to file their Form 10-K for the year ended December 31, 2005 by the prescribed due date and that they were working diligently to complete their 2005 Form 10-K and the previously announced restatement. They also reported that they were continuing to cooperate fully with the previously announced SEC informal inquiry. The registrants are filing this notification as required by the rules of the Securities and Exchange Commission to indicate that their 2005 Form 10-K will be filed late. The registrants are not able to file a timely Form 10-K because the registrants have not completed their financial statements for 2005 or the previously announced restatement, which will be reflected in the financial statements included in the 2005 Form 10-K. The registrants are not requesting the fifteen-day extension permitted by the rules of the Securities and Exchange Commission. The registrants are unable at this time to provide an expected date for the filing of their 2005 Form 10-K.

As previously announced on February 23, 2006 and disclosed in a Form 8-K filed with the Securities and Exchange Commission on February 24, 2006, the filing of the 2005 Form 10-K by the registrants will be made after the Audit Committee of the Board of Directors of The Mills Corporation, with the assistance of Gibson, Dunn & Crutcher, LLP, the Audit Committee’s outside counsel, completes an independent investigation addressing, among other matters, the previously announced restatement as well as prior restatements announced in February 2003 and February 2005. Ernst & Young LLP, the registrants’ auditors, will also need to complete audit procedures relating to the 2005 financial statements and the prior period restated financial statements. In addition to the accounting for the MEI-related investments and LTIP, among the areas under review are revenue recognition, cost capitalization, lease accounting, accounting for sales of real estate and purchase price allocations to acquired operating properties. Management, working with accounting consultants, will develop a view on these issues, which then will be reviewed with the Audit Committee and Ernst & Young. In addition to those adjustments set forth in the January 6, 2006 press release and related amended Form 8-K, the registrants currently anticipate that there will be additional adjustments to the registrants’ historical financial statements; such additional adjustments could be material, either individually or in the aggregate. Because the restatement and re-audit process have not been completed, the registrants are unable to determine at this time the exact nature of the additional adjustments.

Explanation Referred to in Part IV, Item (3) of Form 12b-25

The registrants are required by Part IV, Item (3) of Form 12b-25 to provide as part of this filing an explanation regarding whether the results of operations they expect to report for 2005 will reflect any significant changes from results of operations for 2004.

The Mills Corporation

Because of the restatement and re-audit process described under Part III above, The Mills Corporation (“TMC”) is unable to provide a reasonable estimate of either its 2005 or 2004 results of operations. Accordingly, TMC cannot at this time estimate what significant

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changes will be reflected in its 2005 results of operations or its 2004 results of operations. It is currently anticipated that the cumulative effect of adjustments that are expected to result from this process will have a negative impact on TMC’s reported financial position as of December 31, 2005. TMC has previously disclosed that it expects its 2005 results of operations and funds from operations (“FFO”) to be significantly below the market’s expectations and that prior earnings/FFO guidance for 2005 should no longer be relied upon.

The Mills Limited Partnership

The Mills Limited Partnership (“TMLP”) is TMC’s operating partnership subsidiary. TMC is TMLP’s sole general partner and owned a 1.0% general partner interest and an 86.2% limited partner interest in TMLP as of September 30, 2005. The principal difference between the financial statements of TMC and TMLP is the elimination of the minority interest in TMC’s financial statements for the TMLP partnership interests held by outside partners. As such, except for the minority interest, the financial statements of TMLP largely mirror those of TMC. For the reasons indicated under the “—The Mills Corporation” above, TMLP is similarly not able at this time to reasonably anticipate what significant changes will be reflected in its 2005 results of operations as compared to its 2004 results of operations.

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Statements in this notification that are not historical, including, among other things, as to the pending restatement of the registrants’ financial statements and filing of their 2005 Form 10-K and any anticipated significant changes in results in operations for 2005 compared to 2004, may be deemed forward-looking statements within the meaning of the federal securities laws. Although the registrants believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, the registrants can give no assurance that their expectations will be attained and it is possible that our actual circumstances and results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. The registrants undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is directed to the registrants’ various filings with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and its annual reports on Form 10-K for a discussion of such risks and uncertainties.